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                                                                    EXHIBIT 99.2

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT is entered into by and between Quipp, Inc. (the "Company") and Michael S. Kady (the "Executive") on October 25, 2005.

      WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to provide the Executive with an employment agreement in order to encourage the Executive to continue as an executive of the Company.

      WHEREAS, in accordance with the foregoing, the Company and Executive desire to enter into this Agreement to set forth the terms of Executive's employment with the Company.

      WHEREAS, the Executive and the Company entered into a Change of Control Agreement dated as of June 25, 2002, and the parties intend that this Agreement shall supersede and replace the Change of Control Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

      1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

      (a) "Agreement" means this Employment Agreement.

      (b) "Base Salary" means Executive's annual base salary paid by the Company.

      (c) "Board" means the Board of Directors of the Company.

      (d) "Cause" means any of the following grounds for termination of the Executive's employment:

            (1) The Executive shall have been indicted for, convicted of, or pleads nolo contendere to, a felony or a crime involving fraud, misrepresentation or moral turpitude;

            (2) The Executive's fraud, dishonesty, theft or misappropriation of funds in connection with his duties hereunder; or

            (3) Gross negligence or willful misconduct in the performance (or lack of performance) of the Executive's duties hereunder (which may include grossly negligent or willful failure to comply with this Agreement or the Company's Code of Conduct or employment policies, as in effect from time to time) unless cured within 30 days after the Executive's receipt of written notice thereof.

      (e) "Change of Control" shall be deemed to have occurred, unless the Board, a majority of which is comprised of Incumbent Board Members, determines otherwise, if:

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            (1) Any "person" (as such term is used in Sections 13(d) and 14(d)
of the Exchange Act) other than the Company becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the voting power of the then outstanding securities of the Company.

            (2) Substantially all of the assets of the Company are sold or other otherwise disposed of.

            (3) A transaction is consummated in which the stockholders of the Company immediately before the transaction will not beneficially own, immediately after the transaction, shares entitling such stockholders to 80% or more of all votes to which all stockholders of the surviving entity would be entitled in the election of directors or other governing persons.

            (4) A change in the composition of the Board such that Incumbent Board Members cease for any reason to constitute at least a majority of the Board.

      (f) "Code" means the Internal Revenue Code of 1986, as amended.

      (g) "Company" means Quipp, Inc.

      (h) "Company Group" means the Company and all of its parents, subsidiaries, affiliates and successors.

      (i) "Constructive Termination Without Cause" means the Executive's resignation of employment with the Company Group following the occurrence, without his prior written consent, of one or more of the following events: (i) a material reduction in the Executive's compensation; (ii) a significant diminution in the Executive's duties and responsibilities, or the assignment to the Executive of duties and responsibilities that are materially and adversely inconsistent with the duties and responsibilities held by the Executive on the date of this Agreement; or (iii) the required geographical relocation of the Executive out of the greater Miami, Florida area, in each case except as is due to Cause or as a result of the Disability of the Executive.

      (j) "Disability" means a disability that entitles the Executive to receive disability benefits under the Company's long-term disability plan.

      (k) "Effective Date" of this Agreement is the date set forth in the first paragraph of this Agreement.

      (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (m) "Executive" means Michael S. Kady.

      (n) "Incumbent Board Members" means those individuals who, as of the date of this Agreement, constitute the Board; provided, that any individual who becomes a member of the Board subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are Incumbent Board Members shall also be an Incumbent Board Member.

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      (o) "Release" has the meaning set forth in Section 6(g).

      (p) "Term" has the meaning set forth in Section 2(a)(1).

      2. Employment.

      (a) Term.

            (1) The initial term of this Agreement shall begin on the Effective Date and shall continue until the third anniversary of the Effective Date (the "Initial Term") unless sooner terminated as hereinafter provided. On the date that is one year before the expiration of the Initial Term or any Subsequent Term (as described below), this Agreement shall be automatically extended for an additional two-year period from the expiration date of the then existing Term (a "Subsequent Term"), unless the Company provides written notice to the Executive that the Agreement will not be extended. Any notice of non-renewal of the Agreement shall be given to the Executive in writing pursuant to Section 16 at least one year before the expiration of the then existing Term. For example, if the Effective Date is November 1, 2005, the Initial Term will end on October 31, 2008, and the first Subsequent Term will end on October 31, 2010. For purposes of this Agreement, "Term" shall mean the Initial Term and any Subsequent Term. Notwithstanding the foregoing, if a Change of Control occurs while this Agreement is in effect, the Term shall automatically be extended to 24 months beyond the month in which the Change of Control occurs, unless the then existing Term would otherwise end at a later date.

            (2) If the Company elects not to renew the Agreement, the Agreement will continue in effect according to its terms until the end of the then current Term, at which time the Agreement shall terminate. The Company's failure to renew this Agreement shall not be considered a termination of the Executive's employment or a Constructive Termination without Cause for purposes of this Agreement. If the Company fails to renew this Agreement at the end of the Term, the Company shall provide the Executive with a Change of Control Agreement with the same terms as the most favorable Change of Control Agreement then in effect between the Company and any senior executive of the Company.

      (b) Duties.

            (1) The Executive shall serve as the President and Chief Executive Officer of the Company and as the President of Quipp Systems, Inc., and in such additional executive positions as the Board determines, with the reasonable duties, responsibilities and authority commensurate therewith. The Executive shall report to the Board. The Executive shall perform all duties and accept all responsibilities incident to such positions as may be reasonably assigned to him by the Board, consistent with his positions. The Executive shall have his principal office within the greater Miami, Florida area, unless otherwise mutually agreed by the parties hereto.

            (2) The Executive represents to the Company that he is not subject to or a party to any employment agreement, non-competition covenant, understanding or restriction which would be breached by or prohibit the Executive from executing this Agreement and performing fully his duties and responsibilities hereunder.

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      (c) Best Efforts. During the Term, the Executive shall devote his best efforts and full time and attention to promote the business and affairs of the Company and its affiliated companies, and shall be engaged in other business activities only to the extent that such activities do not materially interfere or conflict with his obligations to the Company hereunder, including, without limitation, obligations pursuant to Section 12 below. The foregoing also shall not be construed as preventing the Executive from serving on civic, educational, philanthropic or charitable boards or committees, or, if the Board consents, on corporate boards, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder and are permitted under the Company's Code of Conduct and employment policies.

      3. Compensation.

      (a) Base Salary. As compensation for the services to be rendered hereunder, the Company shall pay to the Executive an annual Base Salary at the minimum rate of $225,000. This amount shall be subject to an upward adjustment at such times as the Board may determine after the Effective Date. The Executive's Base Salary shall be paid in accordance with the Company's existing payroll policies, and shall be subject to applicable withholding taxes.

      (b) Annual Bonus. The Executive shall be eligible for a discretionary annual bonus under the Management Incentive Compensation Plan established by the Corporate Governance and Compensation Committee of the Board from time to time. The performance goals, targets and other terms of the discretionary annual bonus shall be determined by the Corporate Governance and Compensation Committee and may be based on considerations of overall Company financial results, achievement of specified Company goals and achievement of specified personal objectives for performance based on a completed fiscal year.

      4. Employee Benefits and Vacation.

      (a) Retirement and Welfare Benefits. The Executive shall be entitled to participate in the Company's health, life insurance, long and short-term disability, dental, retirement, savings, and medical programs, if any, pursuant to their respective terms and conditions. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time after the Effective Date.

      (b) Vacation. The Executive shall be entitled to vacation, holiday and sick leave at levels commensurate with those provided to other senior executive officers of the Company, in accordance with the Company's vacation, holiday and other pay for time not worked policies; provided that in no event shall the Executive be entitled to less than 20 vacation days per year.

      5. Expenses. The Company shall reimburse the Executive for all necessary and reasonable travel and other business expenses incurred by the Executive in the performance of his duties hereunder in accordance with such reasonable accounting procedures as the Company may adopt generally from time to time for executives. The Executive shall be entitled to an automobile allowance of $1,000 per month, and the Executive will be entitled to (i) reimbursement for tolls incurred while the automobile is being used for Company business and (ii) the prevailing Internal Revenue Service rate for all miles driven for Company business.

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      6. Termination Without Cause; Constructive Termination Without Cause.

      (a) The Company may terminate the Executive's employment with the Company Group at any time without Cause upon not less than 30 days' prior written notice to the Executive; provided that in the event that such notice is given, the Executive shall be under no obligation to render any additional services to the Company Group and shall be allowed to seek other employment. On the date of termination specified in such notice, the Executive agrees to resign all positions, including as an officer and, if applicable, as a director, related to the Company Group.

      (b) If the Company terminates the Executive's employment with the Company Group without Cause or the Executive suffers a Constructive Termination Without Cause and if subsection (c) below does not apply, the Company shall provide to the Executive the following payments, provided the Executive executes and does not revoke a written Release as described in subsection (g) below:

            (1) The Company shall pay to the Executive the greater of (i) one times the Executive's Base Salary, or (ii) an amount equal to the Executive's Base Salary for the balance of the then existing Term. The Executive's Base Salary shall be determined at the rate in effect immediately before the Executive's termination of employment. The severance amount shall be payable in installments over a period equal to the greater of 12 months or the balance of the then existing Term, in accordance with the Company's normal payroll practices.

            (2) If the Executive becomes entitled to receive severance benefits under this subsection (b), the Company shall reimburse the Executive for the cost of any COBRA health insurance continuation coverage under the Company's health plan for a period of 12 months following the Executive's termination date. The Company may require the Executive to provide proof of payment for such continuation coverage before making any reimbursement hereunder. The reimbursement payment shall be made as of the first day of each month beginning after the termination date and shall continue for 12 months.

      (c) If, within the period commencing 90 days prior to a Change of Control and ending 12 months following such Change of Control, the Company terminates the Executive's employment with the Company Group without Cause or the Executive suffers a Constructive Termination Without Cause, the Company shall provide to the Executive the following payments, provided the Executive executes and does not revoke a Release as described in subsection (g) below:

            (1) The Company shall pay to the Executive the greater of (i) two times the Executive's Base Salary, or (ii) an amount equal to the Executive's Base Salary for the balance of the then existing Term. The Executive's Base Salary shall be determined at the rate in effect immediately before the Executive's termination of employment. The severance amount shall be paid in one lump sum cash payment.

            (2) If the Executive becomes entitled to receive severance benefits under this subsection (c), the Company shall reimburse the Executive for the cost of any COBRA health insurance continuation coverage under the Company's health plan for a period of 12 months

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following the Executive's termination date. The Company may require the
Executive to provide proof of payment for such continuation coverage before making any reimbursement hereunder. The reimbursement payment shall be made as of the first day of each month beginning after the termination date and shall continue for 12 months.

      (d) Payment of the amounts described in subsection (b) or subsection (c) above shall begin immediately after the end of the revocation period for the Release or, if required by section 409A of the Code, six months after the date of the Executive's separation from service with the Company. If the Executive dies during such six-month period, the severance payments shall be paid to the personal representative of the Executive's estate as soon as practicable, but not later than 60 days, after the date of the Executive's death. If payment is delayed pursuant to section 409A of the Code, the accumulated amounts withheld on account of section 409A of the Code shall be paid on the first business day after the end of the six-month period. Payments under this Agreement shall be made by mail to the last address provided for notices to the Executive pursuant to Section 16 of this Agreement.

      (e) If payments pursuant to subsection (b) or subsection (c) are delayed pursuant to section 409A of the Code, the Company shall pay interest on the postponed payments from the Executive's termination date to the date of payment at the prime rate quoted in the Wall Street Journal on the termination date or, if not available on such date, the next prime rate quoted in the Wall Street Journal (the "Prime Rate"). However, if payments required to be made under subsection (c) are not made on the date specified in subsection (d), interest shall be paid on the unpaid payments for the time they remain unpaid after such due date at a rate equal to the Prime Rate plus three percentage points.

      (f) The Executive shall be entitled to receive any benefits accrued and due under any applicable benefit plans and programs of the Company; provided that if the Executive receives severance benefits under subsection (b) or subsection (c) above, the Executive shall not receive severance benefits under any severance plan of the Company. If the Executive is a participant in the Quipp, Inc. Management Incentive Compensation Plan and if payments are made under subsection (b) or subsection (c), the Executive shall be entitled to receive payment in accordance with the provisions of Section 9 of the Management Incentive Compensation Plan, provided that the term "Cause" as used in Section 9 of the Management Incentive Compensation Plan shall have the meaning set forth in Section 1(d) of this Agreement, and a Constructive Termination Without Cause shall not be deemed to be a "voluntary resignation," and shall instead be considered a termination by the Company without Cause, for purposes of Section 9 of the Management Incentive Compensation Plan.

      (g) The Release shall be a release of claims in a form acceptable to the Company, but substantially in the form attached hereto as Exhibit A (subject to adjustments reasonably determined by the Company to be necessary to comply with applicable law at the time of the Executive's termination), and shall be a release of any and all claims against the Company and all related parties with respect to all matters arising out of the Executive's employment by the Company, or the termination thereof (other than amounts payable under Section 6 of this Agreement, as applicable).

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      (h) Notwithstanding anything in this Agreement to the contrary, the
Company shall not pay benefits under this Agreement earlier than the earliest date permitted by section 409A of the Code, or later than the latest date permitted by section 409A, in order to enable the Executive to avoid taxation under section 409A.

      7. Voluntary Termination.

      (a) The Executive may voluntarily terminate his employment for any reason upon 30 days' prior written notice. In such event, after the effective date of such termination, except as provided below, no payments shall be due under this Agreement, except that the Executive shall (a) be paid all earned and unpaid compensation and (b) receive benefits accrued and due under any applicable benefit plans and programs of the Company and applicable law.

      (b) If the Executive terminates his employment as a result of a Constructive Termination Without Cause, the Executive shall be entitled to receive the amounts specified in Section 6(b) or 6(c), whichever is applicable.

      8. Disability. If the Executive incurs a Disability, the Executive's employment shall terminate on the date of Disability or such later date as the Company determines according to Company policy. If the Executive's employment terminates on account of his Disability, no payments shall be due under this Agreement after the effective date of termination, except that Executive shall
(a) be paid all earned and unpaid compensation and (b) receive any benefits accrued and due under any applicable benefit plans and programs of the Company and applicable law.

      9. Death. If the Executive dies while employed by the Company, the Executive's employment shall terminate on the date of death and the Company shall pay to the Executive's executor, legal representative, administrator or designated beneficiary, as applicable, any benefits accrued and due under any applicable benefit plans and programs of the Company or applicable law. Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through the Executive.

      10. Cause. The Company may terminate the Executive's employment at any time for Cause upon written notice to the Executive, in which event all payments under this Agreement shall cease, except for all earned and unpaid compensation and any benefits accrued and due under any applicable benefit plans and programs of the Company and applicable law.

      11. Reduction of Payments.

      (a) Notwithstanding anything in this Agreement to the contrary, in the event that it shall be determined that any payments or distributions by the Company or a subsidiary to the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, would constitute "excess parachute payments" within the meaning of Section 280G of the Code and the regulations thereunder, the payments to or for the benefit of the Executive pursuant to Section 6 of this Agreement shall be reduced (but not below zero) to the extent necessary so that such payments shall not constitute "excess parachute payments." The value of the noncompetition covenant described in Section 12 below, as determined by an

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independent valuation expert selected by the Accounting Firm described in subsection (b) below, shall be taken into account to the maximum extent allowable under Section 280G of the Code to reduce the amounts considered to be "excess parachute payments" under Section 280G of the Code.

      (b) All determinations to be made under subsection (a) shall be made by the Company's independent certified public accounting firm immediately prior to the Change of Control (the "Accounting Firm"). The Accounting Firm shall provide its determinations and any supporting calculations to both the Company and the Executive within 60 days of the Executive's termination date, and such determinations shall be binding upon the Company and the Executive. All of the fees and expenses incurred by the Accounting Firm in performing the determinations above shall be borne solely by the Company.

      12. Restrictive Covenants.

      (a) Covenant Not to Compete. The Executive hereby agrees that, during the Executive's employment with the Company Group and thereafter during the Restriction Period (as defined below), the Executive will not, at any time, directly or indirectly, engage in, or have any interest on behalf of himself or others in any person or business other than the Company Group (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that engages, within the Restricted Territory (as defined below), in any of those business activities in which the Company Group is engaged or has been engaged in the last 12 months. The "Restriction Period" for purposes of this Agreement is the period commencing on the Effective Date and ending two years after the date of the Executive's termination of employment with the Company Group; provided that the Restriction Period shall end if the Company fails to pay amounts due and owing to the Executive under this Agreement unless such failure is cured within 20 days after the Company's receipt of written notice of such failure. The "Restricted Territory" means anywhere in the United States, Canada and Mexico. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of the Executive's obligations, the Executive may acquire solely as an investment not more than 2% of any class of securities of any competing entity if such class of securities is listed on a national securities exchange or on the Nasdaq system, so long as the Executive remains a passive investor in such entity.

      (b) Hiring of Employees. The Executive hereby agrees that, during the Executive's employment with the Company Group and thereafter during the Restriction Period, the Executive will not directly or indirectly (unless on behalf of the Company Group) solicit for employment, or hire or offer employment to, (i) any employee of the Company Group unless the Company Group first terminates the employment of such employee or (ii) any person who at any time during the 180-day period prior to the termination of the Executive's employment with the Company Group was an employee of the Company Group.

      (c) Non-Solicitation. The Executive hereby agrees that, during the Executive's employment with the Company Group and thereafter during the Restriction Period, the Executive will not directly or indirectly (unless on behalf of the Company Group) call on or solicit for the purpose of selling services or products of a type offered by the Company Group or divert or take away from the Company Group (including, by divulging any identity to any

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competitor or potential competitor of the Company Group) any person or entity who is at that date (if such action occurs during the Executive's employment with the Company Group) or at the date of termination of the Executive's employment was, or at any time during the 12-month period prior to either such date had been, a customer of the Company Group or whose identity is known to the Executive at either such date as one whom the Company Group intends to solicit within the succeeding year.

      (d) Proprietary Information. At all times, the Executive will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company Group's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with the Executive's work for the Company Group, unless the Board expressly authorizes such disclosure in writing or unless such disclosure is required by law or in a judicial or administrative proceeding, in which event the Executive shall promptly notify the Board of the required disclosure and assist the Company Group if it determines to resist the disclosure. "Proprietary Information" shall mean any and all confidential or proprietary knowledge, data or information of the Company Group, including but not limited to information relating to financial matters, investments, budgets, business plans, marketing plans, personnel matters, business contacts, products, processes, know-how, designs, methods, improvements, discoveries, inventions, ideas, data, programs, and other works of authorship other than any of the foregoing that becomes generally available to the public other than through the Executive's breach of this Agreement.

      (e) Invention Assignment. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, reports, and all similar or related information which relates to the Company Group's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by any entity within the Company Group, whether or not patented ("Work Product") belong to the Company Group. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorneys and other instruments).

      (f) Return of Company Property. Upon termination of the Executive's employment with the Company Group for any reason whatsoever, voluntarily or involuntarily, and at any earlier time the Company requests, the Executive will deliver to the person designated by the Company Group all originals and copies of all documents and property of the Company Group in the Executive's possession, under the Executive's control or to which the Executive may have access. The Executive will not reproduce or appropriate for the Executive's own use, or for the use of others, any property, Proprietary Information or Work Product.

      13. Legal and Equitable Remedies. Because the Executive's services are personal and unique and the Executive has had and will continue to have access to and has become and will continue to become acquainted with the Proprietary Information of the Company Group, and because any breach by the Executive of any of the restrictive covenants contained in Section 12 would result in irreparable injury and damage for which money damages would not provide an adequate remedy, the Company Group shall have the right to enforce Section 12 and any of its provisions by injunction, specific performance or other equitable relief, without bond and

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without prejudice to any other rights and remedies that the Company Group may have for a breach, or threatened breach, of the restrictive covenants set forth in Section 12. The Executive agrees that in any action in which the Company Group seeks injunction, specific performance or other equitable relief, the Executive will not assert or contend that any of the provisions of Section 12 are unreasonable or otherwise unenforceable. The Executive irrevocably and unconditionally (a) agrees that any legal proceeding arising out of this paragraph may be brought in the United States District Court for the Southern District of Florida, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Miami-Dade County, Florida, (b) consents to the non-exclusive jurisdiction of such court in any such proceeding, and (c) waives any objection to the laying of venue of any such proceeding in any such court. The Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any legal proceeding by mailing or delivering a copy thereof in the manner and at the address specified in Section 15 below, and agrees that such service shall constitute good and sufficient service of process and notice thereof.

      14. Survival. The respective rights and obligations of the parties hereunder shall survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

      15. No Mitigation or Set Off. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

      16. Notices. All notices referred to in this Agreement shall be given in writing and shall be effective if given by (a) personal delivery; (b) facsimile, when transmitted to the telecopy number below and an appropriate facsimile confirmation is received; (c) registered or certified mail, postage-paid, when received by a party at its address listed below (return receipt requested); or
(d) delivered by an express courier (with confirmation) to a party at its address listed below:

      If to the Company, to:

            Quipp, Inc.
            4800 N.W. 157 Street
            Miami, FL 33014
            Telephone: (305) 623-8700
            Facsimile: (305) 628-4402
            Attention: Chairman of the Board

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      With a required copy to:

            Morgan, Lewis & Bockius LLP
            1701 Market Street
            Philadelphia, PA  19103-2921
            Telephone: (215) 963-5224
            Facsimile: (215) 963-5001
            Attention: Alan Singer, Esquire

      If to the Executive, to the most recent address on file with the Company.

or to such other names or addresses as the Company or the Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

      17. Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. The Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.

      18. Other Benefit Plans. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in or rights under any benefit, bonus, incentive, or other plan or program provided by the Company, and for which the Executive may qualify, from the date hereof through the Executive's termination date.

      19. Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

      20. Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Executive under this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by the Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, within 15 days of such succession, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place and the Executive acknowledges that in such event the obligations of

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the Executive hereunder, including but not limited to those under Sections 12 and 13, will continue to apply in favor of the successor.

      21. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto and supersedes any and all prior agreements and understandings concerning the Executive's employment by the Company (including without limitation the Change of Control Agreement dated as of June 25, 2002, which is superseded by this Agreement). This Agreement may be changed only by a written document signed by the Executive and the Company.

      22. Severability. In the event of litigation involving this Agreement, if a court of competent jurisdiction determines that the duration or scope of
Section 12 is too long or broad in any respect, then the duration or scope shall be deemed to be reduced or narrowed to such duration or scope as is found lawful and reasonable by such court. The Executive acknowledges, however, that Section 12 has been negotiated by the parties and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Company. The Executive agrees that if any provision of this Agreement is construed to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected and the remaining provisions will have full force and effect without regard to the invalid or unenforceable portions.

      23. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of the state of Florida without regard to rules governing conflicts of law.

      24. Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                     QUIPP, INC.

                                     By: /s/ CRISTINA H. KEPNER
                                         ---------------------------------------
                                         Cristina H. Kepner
                                         Chairman of the Board of Directors

                                     EXECUTIVE

                                     By: /s/ MICHAEL S. KADY
                                         ---------------------------------------
                                         Michael S. Kady

                                    EXHIBIT A

                                 GENERAL RELEASE

      1. General Release. I, ____________, for and in consideration of the commitments of Quipp, Inc. (the "Company") under the Employment Agreement between the Company and me dated ______________, 2005 (the "Agreement") and intending to be legally bound, do hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, and its respective affiliates, subsidiaries and parents, and its and their respective officers, directors, partners, shareholders, employees, and agents, and their respective successors, predecessors, assigns, heirs, executors, and administrators (collectively, the "Company Releasees") from all causes of action, suits, debts, claims and demands whatsoever in law or equity, that I ever had, now have, or hereafter may have, or which my heirs, executors or administrators hereafter may have, whether known or unknown, suspected or unsuspected, apparent or concealed, by reason of any matter, cause or thing whatsoever, at any time prior to the date I sign this General Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship with the Company Group (as defined in the Agreement) or the termination thereof, including, without limitation, any claims arising under the Rehabilitation Act of 1973, 29 USC Sections 701 et seq., as amended; Title VII of the Civil Rights Act of 1964, 42 USC Sections 2000e et seq., as amended; the Civil Rights Act of 1991, 2 USC Sections 60 et seq., as applicable; the Age Discrimination in Employment Act of 1967, 29 USC Sections 621 et seq., as amended ("ADEA"); the Americans with Disabilities Act, 29 USC Sections 706 et seq. ("ADA"); the Family and Medical Leave Act, 29 U.S.C. Section 2601 et. seq. ("FMLA"); the Employee Retirement Income Security Act of 1974, 29 USC Sections 301 et seq., as amended ("ERISA"); the Florida Civil Rights Act of 1992 as amended, Fla. Stat. Sections
760.01 et seq.; the Florida Private Whistleblower Act, Fla. Stat. Section
448.101 et seq.; Florida's Workers Compensation laws, Fla. Stat. Ch. 440; and all other claims under any federal, state or local law, whether statutory, regulatory, or common law, including, without limitation, any claims for discriminatory or wrongful discharge, now or hereafter recognized, and any claims for attorneys' fees, costs, disbursements and the like. This General Release is effective without regard to the legal nature of the claims raised or whether such claims are based upon tort, equity, implied or express contract, or discrimination of any sort. Nothing in this General Release shall be deemed to be a waiver of any claims that may arise after the date I sign this General Release, or to claims for indemnification or advancement of expenses that I may have as a director or officer of a Company Group member. The term "Company Group" shall have the meaning given that term in the Agreement.

      2. Waiver. Subject to the limitations of paragraph 1 above, I expressly waive all rights afforded by any statute which expressly limits the effect of a release with respect to unknown claims. I understand the significance of this release of unknown claims and the waiver of statutory protection against a release of unknown claims.

      3. Termination of Employment; No Re-Hire. I hereby agree and recognize that my employment by the Company [* OR OTHER COMPANY GROUP MEMBER] was permanently and irrevocably severed on _______ __, _____, that I will not apply for or otherwise seek reemployment with any Company Group member at any time, and that neither the Company nor any other Company Group member has any obligation, contractual or otherwise to me to hire, rehire or reemploy me in the future. I acknowledge that the terms of the Agreement provide me with payments and benefits which are in addition to any amounts to which I otherwise would have been entitled.

      4. No Disparagement. To the fullest extent permitted by law and unless otherwise required by law, I agree that I shall not publicly or privately make any disparaging comments, orally or in writing, about any member of the Company Group and shall not make any false statements, orally or in writing, about any of the Company Group's products or services. For purposes of this General Release, the term "disparage" includes, without limitation, comments or statements to the press or media or to any entity or individual with whom any member of the Company Group has a business relationship that would adversely affect in any manner the conduct of the business of any member of the Company Group or the business or personal reputation, as the case may be, of any member of the Company Group.

      5. Certification. I hereby certify that I have read the terms of this General Release and understand its terms and effects, including the fact that I have agreed to RELEASE AND FOREVER DISCHARGE the Company Releasees from any and all legally waivable claims. I hereby certify that I have had adequate time to review and consider this General Release prior to signing and have signed this General Release voluntarily and knowingly in exchange for the consideration described in the Agreement, which is adequate and satisfactory to me. I further certify that I have been advised by the Company and am hereby advised in writing to consult with an attorney of my choosing prior to signing this General Release, and I have in fact consulted with an attorney or have had adequate time and opportunity to do so prior to signing this General Release. None of the above named parties, nor their agents, representatives, or attorneys have made any representations to me concerning the terms or effects of this General Release other than those contained herein.

      6. Right to Revoke. I hereby acknowledge that I have been informed that I have the right to consider this Release for a period of 21 days prior to execution. I also understand that I have the right to revoke this Release for a period of seven days following execution by giving written notice to the Company at 4800 N.W. 157 Street, Miami, FL 33014, Attention: __________________________.

      7. Governing Law. This General Release shall be subject to, governed by, interpreted in accordance with and enforced under the laws of the state of Florida without regard to conflicts of law principles. I (a) irrevocably submit to the jurisdiction of the United States District Court for the Southern District of Florida and to the jurisdiction of any court of general jurisdiction in Miami-Dade County, Florida for the purposes of any suit, action or other proceeding arising out of or relating to this General Release, and (b) waive and agree not to assert in any such proceeding a claim that (i) I am not personally subject to the jurisdiction of the courts referred to above, (ii) the suit or action was brought in an inconvenient forum, or (iii) the venue of the suit or action is improper.

      8. Survival. I hereby further acknowledge that the terms of Sections 12 and 13 of the Agreement shall continue to apply for the time periods provided therein and that I will abide by and fully perform such obligations.

      9. Entire Agreement. This General Release sets forth the entire agreement between the parties and fully supersedes any and all prior agreements or understandings between them. I agree that no promises or representations have been made to me in connection with the terms of this General Release other than those set forth herein.

      10. Binding Effect. This General Release is binding upon, and shall inure to the benefit of, the parties and their respective heirs, administrators, executors, successors and assigns.

      11. Effective Date. This General Release shall not become binding on any party until all parties have signed it. The effective date of this General Release shall be the eighth day following execution of this General Release by both parties.

      Intending to be legally bound hereby, I execute the foregoing General Release this ___ day of _____________, 20 ___.

_______________________                                 _____________________
Witness

                    NO DISPARAGEMENT AGREEMENT OF THE COMPANY

To the fullest extent permitted by law, and unless otherwise required by law, the Company agrees that it will not publicly or privately make any disparaging comments, orally or in writing, about _____. For this purpose, the term "disparage" includes, without limitation, comments or statements to the press or media or to any entity or individual with whom _____ has a business relationship that would adversely affect in any manner the conduct of the business or personal reputation of _____.

                                                QUIPP, INC.

                                                By: ____________________________

                                        3